As filed with the Securities and Exchange Commission on July 21, 2006
Registration No. 333-133502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECHNICAL OLYMPIC USA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0460831
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021
(954) 364-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Randy L. Kotler
Interim Chief Financial Officer,
Senior Vice President and Chief Accounting Officer
Technical Olympic USA, Inc.
4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021
(954) 364-4000
Fax: (954) 364-4037
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Kara L. MacCullough, Esq.
Akerman Senterfitt
One S.E. Third Avenue, 28th Floor
Miami, Florida 33131
Phone: (305) 374-5600
Fax: (305) 374-5095

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 21, 2006
PROSPECTUS
TECHNICAL OLYMPIC USA, INC.
742,000 Shares of Common Stock, Par Value $.01 per Share

         This prospectus relates to the offer and sale of up to 742,000 shares of our common stock by the selling stockholder named in this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder under this prospectus.
      Our common stock is traded on the New York Stock Exchange under the symbol “TOA.” On July 18, 2006, the last reported sale price of our common stock reported on the New York Stock Exchange was $12.19.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
, 2006

i

SUMMARY
About this Prospectus
      When used in this prospectus and any prospectus supplement, the terms “we,” “our,” “us” or the “Company” refer to Technical Olympic USA, Inc. and its subsidiaries, the term “TOSA” refers to Technical Olympic S.A. and the term “Technical Olympic” refers to Technical Olympic, Inc. As used in this prospectus, “consolidated” information refers only to information relating to our operations which are consolidated in our financial statements, and “combined” information includes consolidated information and information relating to our unconsolidated joint ventures. The following summary contains basic information about us. It likely does not contain all of the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.
Technical Olympic USA, Inc.
      We design, build and market high quality detached single-family residences, town homes, and condominiums. We operate in markets characterized by strong population and income growth. Currently, we conduct homebuilding operations through our consolidated operations and unconsolidated joint ventures in various metropolitan markets in ten states, located in four major geographic regions: Florida, the Mid-Atlantic, Texas, and the West.
      For the year ended December 31, 2005, on a combined basis, we delivered 9,435 homes with an average sales price of $298,000, had 10,623 net sales orders and ended the year with 10,021 homes in backlog. Our consolidated operations delivered 7,769 homes in 2005, having an average sales price of $292,000, had 8,614 net sales orders and generated $2.5 billion in homebuilding revenues and $218.3 million in net income. At December 31, 2005, we had 5,272 consolidated homes in backlog with an aggregate sales value of $1.8 billion, and our unconsolidated joint ventures had 4,749 homes in backlog with an aggregate sales value of $1.5 billion. As of December 31, 2005, we controlled approximately 94,300 homesites on a combined basis.
      We market our homes to a diverse group of homebuyers, including “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers and homebuyers with grown children who want a smaller home (“empty-nesters”). We market our homes under various brand names, including Engle Homes, Newmark Homes, Trophy Homes, and Transeastern Homes.
      As part of our objective to provide homebuyers a seamless home purchasing experience, we have developed, and are expanding, our complementary financial services business. As part of this business, we provide mortgage financing, closing and settlement services, and offer title, homeowners’ and other insurance products. Our mortgage financing operation’s revenues consist primarily of origination and premium fee income, interest income and the gain on the sale of the mortgages. We sell substantially all of our mortgages and the related servicing rights to third parties. Our mortgage financing operation derives most of its revenues from buyers of our homes, although existing homeowners may also use these services. By comparison, our title and closing services and our insurance agency operations are used by our homebuyers and a broad range of other clients purchasing or refinancing residential or commercial real estate.

Executive Offices
      Our executive offices are located at 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021, and our telephone number is (954) 364-4000. Our web address is http://www.tousa.com. We do not intend the information on our website to constitute part of this prospectus and registration statement.

The Offering

Shares of common stock offered by the selling stockholder	742,000 shares.

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.

Our New York Stock Exchange symbol	TOA.

Risk Factors
      An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors contained in a prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and a prospectus supplement.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
      This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, and typically include the words “anticipate”, “believe”, “expect”, “estimate”, “project”, and “future.” Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding:

•	our expectations regarding growth opportunities in the homebuilding industry and our ability to successfully take advantage of such opportunities to expand our operations;

•	our expectations regarding population growth and median income growth trends and their impact on future housing demand in our markets;

•	our expectation regarding the impact of geographic and customer diversification;

•	our ability to successfully integrate our current operations and any future acquisitions, and to recognize anticipated operating efficiencies, cost savings, and revenue increases;

•	our expectations regarding our land and homesite acquisition strategy and its impact on our business, including our estimate of the number of years our supply of homesites affords us;

•	our belief that homes in premier locations will continue to attract homebuyers in both strong and weak economic conditions;

•	our expectations regarding future land sales;

•	our belief regarding growth opportunities within our financial services business;

•	our estimate that we have adequate financial resources to meet our current and anticipated working capital, including our annual debt service payments, and land acquisition and development needs;

•	our expectations regarding the implementation of certain recent accounting pronouncements, including SFAS No. 123(R);

•	the impact of inflation on our future results of operations;

•	our expectations regarding our ability to pass through to our customers any increases in our costs;

•	our expectations regarding the impact on our business and profits of intentional efforts by us and our joint ventures to slow sales rates to match production rates;

•	our expectations regarding our continued use of option contracts, investments in unconsolidated joint ventures and other off-balance sheet arrangements to control homesites and manage our business and their effect on our business;

•	our expectations regarding the labor and supply shortages and increases in costs of materials caused by recent hurricanes and the high cost of petroleum;

•	our expectations regarding the housing market in 2006;

•	our expectations regarding the portion of our combined home deliveries in 2006 that will come from the Phoenix market;

•	our expectations regarding the effects of hurricane seasons and land development and permitting issues on our combined net sales orders; and

•	our expectations regarding our use of cash in operations.
      These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. As a result, actual results may differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our significant level of debt and the impact of the restrictions imposed on us by the terms of this debt;

•	our ability to borrow or otherwise finance our business in the future;

•	our ability to identify and acquire, at anticipated prices, additional homebuilding opportunities and/or to effect our growth strategies in our homebuilding operations and financial services business;

•	our relationship with TOSA and its control over our business activities;

•	our ability to successfully integrate and to realize the expected benefits of any acquisitions;

•	economic or other business conditions that affect the desire or ability of our customers to purchase new homes in markets in which we conduct our business, such as increases in interest rates, inflation, or unemployment rates or declines in median income growth, consumer confidence or the demand for, or the price of, housing;

•	events which would impede our ability to open new communities and/or deliver homes within anticipated time frames and/or within anticipated budgets;

•	our ability to successfully enter into, utilize, and recognize the anticipated benefits of, joint ventures and option contracts;

•	a decline in the value of the land and home inventories we maintain;

•	an increase in the cost of, or shortages in the availability of, qualified labor and materials;

•	our ability to successfully dispose of developed properties or undeveloped land or homesites at expected prices and within anticipated time frames;

•	our ability to compete in our existing and future markets;

•	the impact of hurricanes, tornadoes or other natural disasters or weather conditions on our business, including the potential for shortages and increased costs of materials and qualified labor and the potential for delays in construction and obtaining government approvals;

•	an increase or change in government regulations, or in the interpretation and/or enforcement of existing government regulations; and

•	the impact of any or all of the above risks on the operations or financial results of our unconsolidated joint ventures.

USE OF PROCEEDS
      We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.
THE SELLING STOCKHOLDER
      Under a Registration Rights Agreement, dated June 25, 2002, between us and Technical Olympic, we agreed to register under the Securities Act the resale of all of the shares of common stock then held, or from time to time thereafter held, by Technical Olympic. As a result of an October 2003 restructuring transaction, the shares of our common stock owned by Technical Olympic were transferred to TOSA and all of Technical Olympic’s rights and obligations under the Registration Rights Agreement inured to the benefit of TOSA. We have filed the registration statement, of which this prospectus is a part, to register the resale of up to 742,000 shares of our common stock by TOSA pursuant to our obligations under the Registration Rights Agreement. On July 20, 2005, we previously filed a registration statement (File No. 333-126727) to register the resale of up to 2,000,000 shares of our common stock by TOSA pursuant to our obligations under the Registration Rights Agreement. Pursuant to a prospectus filed on September 9, 2005, TOSA sold 1,242,000 shares of our common stock under such registration statement.
      The following table sets forth information known to us with respect to the beneficial ownership of our common stock by the selling stockholder as of April 10, 2006. The selling stockholder may sell some, all or none of these shares. The table assumes that the selling stockholder sells all of the shares registered under this prospectus. We currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Shares of Common Stock
	Common Stock		Beneficially Owned After
	Beneficially Owned	Number of Shares of	the Offering
	Prior to the	Common Stock to
Selling Stockholder	Offering(1)	be Offered	Number		Percent*

Technical Olympic S.A.	39,899,975	742,000	39,157,975	(1)	65.7%

(1)	Pursuant to Registration Statement No. 333-126727, TOSA has registered the resale of up to 758,000 additional shares of our common stock. If TOSA sold the shares covered by this prospectus and those covered by Registration Statement No. 333-126727, they would beneficially own 64.4% of our issued and outstanding common stock.

*	Based on 59,590,519 shares of common stock outstanding as of April 10, 2006.
Certain Relationships
      TOSA is our parent company and owned approximately 67% of the issued and outstanding of our common stock as of April 10, 2006. Konstantinos Stengos, the Chairman of our Board of Directors, is the president and managing director of TOSA and Mr. Stengos owns more than 5% of the outstanding stock of TOSA. In addition, Andreas Stengos, George Stengos and Marianna Stengou, three of our other directors, have served, and currently serve, as officers and/or directors of TOSA. One of our former directors and executive officers also served as an officer of TOSA within the past three years.
      We have entered into various agreements with TOSA and/or affiliates of TOSA. We have a management services agreement with TOSI, a Delaware corporation wholly-owned by TOSA, under which TOSI provides consultation with, and assistance to, our Board of Directors and management in connection with issues involving our business, as well as other services requested from time to time by our Board of Directors. In consideration for providing such services, the agreement requires us to pay TOSI an annual management fee of $500,000 and, to the extent our net income for any fiscal year meets established targets, additional annual incentive fees, which may not exceed $3.0 million. In addition, we have entered into non-exclusive purchasing agreements with TOSA, pursuant to which TOSA purchases certain materials and supplies necessary for operations on our behalf and provides them to us at cost. Finally, until October 2003, we had a tax allocation agreement between Technical Olympic and us. The agreement was terminated as a result of the merger of Technical Olympic into one of our wholly-owned subsidiaries pursuant to an October 2003 restructuring transaction. For a full description of the terms of these agreements, and payments in connection with these agreements, please see our Proxy Statement for the 2006 Annual Meeting of Stockholders, as filed with the Commission, and our other filings with the Commission which are incorporated by reference herein.

PLAN OF DISTRIBUTION
      We are registering 742,000 shares of our common stock to permit the resale of these shares of common stock by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. The selling stockholder may sell all or a portion of our common stock beneficially owned by it, and offered hereby, from time to time, directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

(1)	on the New York Stock Exchange or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

(2)	in the over-the-counter market;

(3)	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

(4)	through the writing of options, whether the options are listed on an options exchange or otherwise;

(5)	through the settlement of short sales;

(6)	through a combination of such methods of sale; or

(7)	through any other method permitted pursuant to applicable law.
      If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from that selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The selling stockholder may also elect to sell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.
      The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholder and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
      The selling stockholder and any underwriter, broker-dealer or agent participating in the sale of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such underwriter, broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Any person deemed to be an underwriter will be subject to the prospectus delivery requirements of the Securities Act.
      Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.
      The selling stockholder, and any other person participating in the distribution of the shares of common stock registered pursuant to this registration statement, will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act. Regulation M may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
      We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be $14,658 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all applicable underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against certain liabilities, including under the Securities Act, in accordance with our obligations under the Registration Rights Agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against certain liabilities, including under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the selling stockholder’s obligations under the Registration Rights Agreement, or we may be entitled to contribution. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of our common stock against civil liabilities, including liabilities under the Securities Act.
      Once sold under the registration statement which includes this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
      We file annual, quarterly and special reports and other information with the Commission. You may read our Commission filings over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Commission filings are also available via our website at http://www.tousa.com. We do not intend the information on our website to constitute part of this prospectus and registration statement.
      We incorporate into this prospectus and registration statement by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus and registration statement:

Commission Filing (File No. 001-32322)	Period Covered or Date of Filing

Annual Report on Form 10-K	Year ended December 31, 2005

Quarterly Report on Form 10-Q	Quarter ended March 31, 2006

Current Report on Form 8-K, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K	January 17, 2006, February 23, 2006, March 10, 2006, March 31, 2006, April 6, 2006, April 17, 2006, May 9, 2006, June 1, 2006 and June 7, 2006

Description of our common stock contained in Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	January 28, 1998 and October 18, 2004

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by Commission rules and regulations
After the date of this prospectus
      Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any other subsequently filed document also deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein any of the documents incorporated by reference in this prospectus and registration statement. Any such request should be directed to us at the following address: 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021, Attn: General Counsel, (954) 364-4000.
      You should rely only on the information contained in this prospectus and registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus and registration statement speaks only as of the date of this prospectus and registration statement unless the information specifically indicates that another date applies.
      The information in this prospectus and registration statement and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and registration statement, as well as the documents incorporated by reference in the prospectus and registration statement, before making an investment decision.

LEGAL MATTERS
      The validity of any securities offered under this prospectus or any prospectus supplement has been passed upon for us by Akerman Senterfitt, Miami, Florida.
EXPERTS
      The consolidated financial statements of Technical Olympic USA, Inc. appearing in Technical Olympic USA, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Technical Olympic USA, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated by reference in this prospectus in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

TECHNICAL OLYMPIC USA, INC.
742,000 Shares of Common Stock,
Par Value $.01 per Share

PROSPECTUS

                    , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the estimated expenses, all of which are to be paid by us, in connection with the sale and distribution of the securities being registered:

Commission Registration Fee	$1,658
Legal Fees and Expenses	5,000	*
Accounting Fees and Expenses	5,000	*
Printing Expenses	2,000	*
Miscellaneous	1,000	*

Total	$14,658	*

*	Estimated.

Item 15.	Indemnification of Directors and Officers.
      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him/her in any such capacity, or arising out of his/her status as such whether or not the corporation would have the power to indemnify him/her against such liabilities under Section 145.
      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.
      The registrant has adopted the provisions described above in its Certificate of Incorporation. The registrant has also entered into indemnification agreements with each of the members of its board of directors. Under the terms of the indemnification agreements, each director is entitled to the right of indemnification if, by reason of his/her corporate status, he/she is, or is threatened to be made, a party to or participant in any threatened, pending or completed proceedings. The registrant will indemnify each director against expenses, judgments, penalties, etc. actually and reasonably incurred by him/her or on his/her behalf in connection with such proceeding or any claim, issue or matter therein, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful. The registrant will indemnify each director for all expenses actually and reasonably incurred if he/she is successful on the merits. The indemnification agreements also provide for advancement of reasonable expenses, subject to proper notice being submitted to the registrant.

Item 16.	Exhibits

Exhibit No.	Description

5.1	Opinion of Akerman Senterfitt.**

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.*

23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1).**

24.1	Power of Attorney (set forth on the signature pages of this registration statement).*

*	Previously filed.

**	Filed herewith.

Item 17.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on July 21, 2006.

TECHNICAL OLYMPIC USA, INC.

By: /s/ Randy L. Kotler

Name: Randy L. Kotler

Title:	Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antonio B. Mon Antonio B. Mon	Executive Vice Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	July 21, 2006

/s/ Randy L. Kotler Randy L. Kotler	Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2006

* Konstantinos Stengos	Chairman of the Board and Director	July 21, 2006

* Andreas Stengos	Executive Vice President and Director	July 21, 2006

* George Stengos	Executive Vice President and Director	July 21, 2006

* Marianna Stengou	Director	July 21, 2006

* Larry D. Horner	Director	July 21, 2006

* William A. Hasler	Director	July 21, 2006

* Michael J. Poulos	Director	July 21, 2006

Signature	Title	Date

* Susan B. Parks	Director	July 21, 2006

* J. Bryan Whitworth	Director	July 21, 2006

* Tommy L. McAden	Executive Vice President and Director	July 21, 2006

* /s/ Antonio B. Mon Antonio B. Mon Attorney-in-Fact

Exhibit No.	Description

5.1	Opinion of Akerman Senterfitt